Exhibit 23.3
Consent of Independent Registered Public Accounting Firm

Merge Healthcare Incorporated
Chicago, Illinois

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 15, 2011 and March 11, 2010, relating to the consolidated financial statements of AMICAS, Inc. appearing in  Merge Healthcare Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/BDO USA, LLP
Milwaukee, Wisconsin
June 20, 2011